Exhibit 99.1

SUMMARY OF RISK FACTORS

Below is a summary of the principal factors that make an investment in MKS speculative or risky. The following summary does not contain all of the information that may be important to you, and you should read the below summary in conjunction with the more detailed discussion of risks set forth under the heading “Risk Factors” that follows.

Acquisition Risks

•

Our acquisition of Atotech Limited involves numerous risks, and we may not be able to effectively integrate Atotech Limited’s business and operations or realize the expected benefits from the acquisition, which could materially harm our operating results.

•

As part of our business strategy, we have entered into and may continue to pursue business combinations and acquisitions that may be difficult to identify and complete, challenging and costly to integrate, disruptive to our business and our management, and/or dilutive to stockholder value.

Financial Risks

•

Our consolidated indebtedness has increased substantially as a result of the Atotech Acquisition, which increased level of indebtedness could adversely affect us, including by decreasing our business flexibility.

•

The terms of our Term Loan Facility and Revolving Credit Facility impose significant financial obligations and risks upon us, limit our ability to take certain actions, and could discourage a change in control.

•	A material amount of our assets represents goodwill and intangible assets, and our net income would be reduced if our goodwill or intangible assets become impaired.

Risks Related to Our Operations

•

Supply chain disruptions and other manufacturing interruptions or delays have affected our ability to meet customer demand and led to higher costs, while the failure to estimate customer demand accurately has resulted in excess or obsolete inventory, all of which has negatively impacted, and we expect will continue to impact, our business.

•	Our dependence on sole and limited source suppliers and international suppliers could affect our ability to manufacture products and systems.

•

Our failure to successfully manage the transition of certain of our products to other manufacturing locations and/or to contract manufacturers would likely harm our business, financial condition and operating results.

•	Our products could contain defects, which would increase our costs and seriously harm our business, financial condition, operating results and customer relationships.

•	Chemical manufacturing is inherently hazardous and could result in accidents that disrupt our operations or expose us to significant losses or liabilities.

•

We outsource a number of services to third-party service providers, which decreases our control over the performance of these functions. Disruptions or delays at our third-party service providers could adversely impact our operations.

•	The loss of net revenues from any one of our major customers would likely have a material adverse effect on us.

•	Key personnel may be difficult to attract and retain.

Risks Related to Our Industries and Markets

•	The semiconductor, electronics manufacturing and automotive industries we serve are characterized by periodic fluctuations that may cause a reduction in demand for our products.

•

Many of the markets and industries we serve are highly competitive, are subject to rapid technological advancement, and have narrow design windows, and if we fail to introduce new and innovative products or improve our existing products, or if our products or the applications we invest in do not achieve widespread adoption, our business, financial condition and operating results will be harmed.

•	We offer products for multiple markets and must face the challenges of supporting the distinct needs of each of the markets we serve.

Risks Related to Operating a Global Business

•	We face significant risks associated with doing business internationally.

•	We face significant risks associated with doing increased business in China in particular.

•	Unfavorable currency exchange rate fluctuations may lead to lower operating margins or may cause us to change customer pricing, which could result in reduced sales and losses.

Risks Related to the COVID-19 Pandemic and other Widespread Health Crises

•

The COVID-19 pandemic has negatively impacted our business, and the pandemic and other widespread health crises may have a materially adverse effect on our business, financial condition and operating results.

Legal, Tax, Regulatory and Compliance Risks

•

If significant tariffs or other trade restrictions on our products or components that are imported from or exported to China continue or are increased, our business, financial condition and operating results may be materially harmed.

•	We are subject to international trade compliance regulations, and violations of those regulations could result in fines or trade restrictions, which could have a material adverse effect on us.

•	Changes in tax rates or tax regulation or the termination of tax incentives could affect our operating results.

•

Many of our products and customers are subject to numerous laws regulating the production and use of chemical substances, and some of our products may need to be reformulated or discontinued to comply with these laws and regulations.

•	We are subject to environmental regulations. If we fail to comply with these regulations, our business could be harmed.

•

We are exposed to various risks related to legal proceedings, including product liability claims, intellectual property infringement claims, contractual claims and securities class action litigation, which if successful, could have a material adverse effect on our commercial relationships, business, financial condition and operating results.

Risks Related to Cybersecurity, Data Privacy and Intellectual Property Protection

•

We are exposed to risks related to cybersecurity threats and incidents and subject to restrictions of and changes in laws and regulations governing data privacy and data protection that could have a material adverse effect on our business.

•	Our proprietary technology is important to the continued success of our business. Our failure to protect this proprietary technology may significantly impair our competitive position.

Risks Related to Owning Our Common Stock

•	Our quarterly operating results have fluctuated, and are likely to continue to vary significantly, which may result in volatility in the market price of our common stock.

•	The future exercise of registration rights may adversely affect the market price of our common stock.

•	The market price of our common stock has fluctuated and may continue to fluctuate for reasons over which we have no control.

Risk Factors

This section describes certain risks we face in our business. Additional risks that we do not yet know of or that we currently believe are immaterial may also impair our business. If any of the events or circumstances described in this section actually occurs, our business, financial condition or operating results could suffer, and the market price of our common stock could decline. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in this report and our other filings with the Securities and Exchange Commission (the “SEC”).

Acquisition Risks

Our acquisition of Atotech Limited involves numerous risks, and we may not be able to effectively integrate Atotech Limited’s business and operations or realize the expected benefits from the acquisition, which could materially harm our operating results.

Our acquisition of Atotech Limited (“Atotech”) in August 2022 (the “Atotech Acquisition”) has significantly increased our size, including with respect to revenue, product offerings, number of employees and facilities. Atotech’s products and technology, and certain of its markets and customer base, are significantly different from our historical experience. In particular, we do not have previous experience in the specialty chemistry industry, which Atotech serves. Atotech’s chemistry business is also subject to highly complex environmental regulations, across multiple jurisdictions around the globe, and may expose us to significant additional liabilities for past or future activities.

Combining our businesses could make it more difficult to maintain relationships with customers, employees or suppliers. Integrating Atotech’s business and operations with ours will be complex, challenging and time-consuming and require significant efforts and expenditures, and we may not be able to achieve the integration in an effective, complete, timely or cost-efficient manner.

Other potential risks related to the Atotech Acquisition include our ability to:

•	expand our financial and management controls and reporting systems and procedures to integrate and manage Atotech;

•	integrate our information technology systems to enable the management and operation of the combined business;

•	realize expected synergies resulting from the Atotech Acquisition;

•	maintain and improve Atotech’s operations;

•	avoid lost revenue due to customer confusion and misinformation regarding the Atotech Acquisition, and retain and expand Atotech’s customer base while aligning our sales efforts;

•	avoid lost revenue resulting from the distraction or confusion of our personnel as a consequence of the Atotech Acquisition and ongoing integration efforts;

•	retain key Atotech personnel;

•	recognize and capitalize on technology enhancement opportunities presented by our combined businesses;

•	adequately familiarize ourselves with Atotech’s products and technology and certain of its markets and customer base such that we can manage Atotech’s business effectively; and

•	successfully integrate our respective corporate cultures such that we achieve the benefits of acting as a unified company.

Other potential risks related to the Atotech Acquisition include:

•	operating in geographies that are new to us;

•	the assumption of unknown or contingent liabilities, or other unanticipated events or circumstances; and

•

the potential to incur or record significant cash or non-cash charges or write down the carrying value of intangible assets and goodwill obtained in the Atotech Acquisition, which could adversely impact our cash flow or lower our earnings in the period or periods for which we incur such charges or write down such assets.

If we are unable to successfully or timely integrate the operations of Atotech’s business into our business, we may be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the Atotech Acquisition and our business could be adversely affected. Additionally, we have incurred and will continue to incur transaction-related costs, including legal, regulatory and other costs associated with implementing integration plans, including facilities and systems consolidation costs and employment-related costs. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow us to offset transaction and integration-related costs over time, this net benefit may not be achieved in the near term, or at all. Further, we may not realize the expected benefits from the Atotech Acquisition. Atotech’s business and operations may not achieve the anticipated revenues and operating results. Any of the foregoing risks could materially harm our business, financial condition and results of operations.

As part of our business strategy, we have entered into and may continue to pursue business combinations and acquisitions that may be difficult to identify and complete, challenging and costly to integrate, disruptive to our business and our management, and/or dilutive to stockholder value.

As a part of our business strategy, we have entered into and continue to pursue business combinations and acquisitions. Our ability to successfully identify suitable acquisition targets, complete acquisitions on acceptable terms, and efficiently, effectively and profitably integrate and operate our acquired businesses is critical to our growth. We may not be able to identify target companies that meet our strategic objectives or successfully negotiate and complete acquisitions with companies we have identified on acceptable terms. Further, we may incur significant expense in pursuing acquisitions that cannot be completed, or are significantly delayed, due to regulatory or other restrictions. Additionally, our credit facilities only permit us to make acquisitions under certain circumstances, and also restrict our ability to incur additional indebtedness in certain circumstances. As a result, our ability to pursue our acquisition strategy may be hindered by our indebtedness. Moreover, we may not realize the benefits we anticipate from these acquisitions, because of significant challenges, such as:

•	The difficulty, distraction, resource requirements, cost and disruption of integrating the operations, technology and personnel of the acquired companies;

•	The potential disruption of our ongoing business and distraction of management;

•	Possible internal control or other compliance weaknesses of the acquired companies;

•	Significant expenses related to the acquisitions, including any resulting shareholder litigation;

•	The assumption of unknown or contingent liabilities associated with acquired businesses;

•

The potential to incur or record significant cash or non-cash charges or write down the carrying value of intangible assets and goodwill obtained in the acquisitions, which could adversely impact our cash flow or lower our earnings in the period or periods for which we incur such charges or write down such assets;

•	Potentially incompatible cultural differences between the two companies;

•	Incorporating the acquired companies’ technology and products into our current and future product lines, and successfully generating market demand for these expanded product lines;

•	Potential additional geographic dispersion of operations;

•	The difficulty in achieving anticipated synergies and efficiencies;

•	The difficulty in leveraging the acquired companies’ and our combined technologies and capabilities across our product lines and customer base;

•

Burdensome requirements or conditions imposed by government regulators in connection with their review of acquisitions, including divestitures and restrictions on the conduct of our business or the business of the acquired companies; and

•	Our ability to retain key customers, suppliers and employees of the acquired companies.

We may also face competitive disadvantages by selling products that are new to us and/or selling products in markets and geographies that are new to us. In addition, if we are not successful in completing acquisitions or integrating acquired businesses, we may be required to re-evaluate our growth strategy. We may incur substantial expenses and devote significant management time and resources to complete acquisitions that may not generate the financial results we planned to achieve. We may also choose to close or divest certain sectors or divisions of acquired companies, which could require us to record losses and/or spend cash relating to such closures or divestitures.

We continue to experience some significant risks associated with the acquisition of Electro Scientific Industries, Inc. (the “ESI Merger”), which we completed in 2019, including our ability to retain key personnel and to realize the anticipated growth in net revenues from the acquired business, as well as the potential to incur or record significant cash or non-cash charges or write down the carrying value of intangible assets and goodwill obtained in the ESI Merger, which could adversely impact our cash flow or lower our earnings in the period or periods for which we incur such charges or write down such assets.

In addition, we could use substantial portions of our available cash for all or a portion of the purchase price of future acquisitions. We could also issue additional securities as consideration for or to finance these acquisitions, which could cause significant stockholder dilution, or obtain additional debt financing, which would increase our costs, reduce our future cash flow and subject us to covenants and other restrictions that may impede our ability to manage our operations, without achieving the desired accretion to our business.

As a result of our previous acquisitions, we have several different decentralized operating and accounting systems. We will need to continue to modify our accounting policies, internal controls, procedures and compliance programs to provide consistency across all of our operations. In order to increase efficiency and operating effectiveness and improve corporate visibility into our decentralized operations, we continue to review opportunities to integrate Enterprise Resource Planning systems where practical. Any future implementations may risk potential disruption of our operations during the conversion periods and the implementations could require significantly more management time and higher implementation costs than currently estimated.

Financial Risks

Our consolidated indebtedness has increased substantially as a result of the Atotech Acquisition, which increased level of indebtedness could adversely affect us, including by decreasing our business flexibility.

Following the completion of the Atotech Acquisition, we have approximately $5.2 billion of indebtedness outstanding under our senior secured term loan facility (the “Term Loan Facility”), comprised of a $1.0 billion loan (the “USD Tranche A”), a $3.6 billion loan (the “USD Tranche B”) and a EUR 600 million loan (the “Euro Tranche”), and we have $500 million of available borrowing capacity under our senior secured revolving credit facility (the “Revolving Credit Facility”). This level of indebtedness could have the effect, among other things, of reducing our flexibility to respond to changing business, industry and economic conditions, limiting our ability to obtain financing in the future and increasing interest expense.

We also have incurred and will continue to incur various costs and expenses associated with our indebtedness. The amount of cash required to pay interest on our increased indebtedness levels following completion of the Atotech Acquisition, and the demands on our cash resources that come from that debt, are greater than the amount of cash flows required to service the levels of indebtedness we have incurred prior to the Atotech Acquisition. Our increased levels of indebtedness following completion of the Atotech Acquisition could also reduce funds available for working capital, capital expenditures, acquisitions and other general corporate purposes and may create competitive disadvantages relative to other companies with lower debt levels. If we do not achieve the expected benefits and cost savings from the Atotech Acquisition, or if the financial performance of the combined company does not meet current expectations, then our ability to service our indebtedness may be adversely impacted.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur more indebtedness. Although our debt agreements contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to certain qualifications and exceptions, and thus, additional indebtedness may be incurred in compliance with these restrictions. This could further exacerbate the risks we describe.

Moreover, we may be required to raise substantial additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements. Our ability to arrange additional financing or refinancing will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. There can be no assurance that we will be able to obtain additional financing or refinancing on terms acceptable to us or at all.

The terms of our Term Loan Facility and Revolving Credit Facility impose significant financial obligations and risks upon us, limit our ability to take certain actions, and could discourage a change in control.

As of August 17, 2022, the total principal balance of our USD Tranche A was $1.0 billion, the total principal balance of our USD Tranche B was $3.6 billion and the total principal balance of our Euro Tranche was EUR 600 million. Our Revolving Credit Facility provides us with a senior secured revolving credit facility of up to $500 million. We have not borrowed against our Revolving Credit Facility as of August 17, 2022.

A significant portion of the amount outstanding under the Term Loan Facility and Revolving Credit Facility bears interest at a variable interest rate. Although we hedge some of the variable interest rate exposure, if interest rates increase, variable rate debt will create higher debt service requirements, which would adversely affect our cash flows. In addition, our credit ratings could affect the cost and availability of future borrowings and, accordingly, our cost of capital. The ratings of our indebtedness reflect each nationally recognized statistical rating organization’s opinion of our financial strength, operating performance and ability to meet our debt obligations. We cannot make any assurances that we will achieve or maintain a particular rating in the future.

Our Term Loan Facility and Revolving Credit Facility contain several negative covenants that, among other things and subject to certain exceptions, restrict our ability and/or our subsidiaries’ ability to:

•	Incur additional indebtedness;

•	Pay certain dividends on our capital stock or redeem, repurchase or retire certain capital stock or certain other indebtedness;

•	Make certain investments, loans and acquisitions;

•	Engage in certain transactions with our affiliates;

•	Sell assets, including capital stock of our subsidiaries;

•	Materially alter the business we conduct;

•	Consolidate or merge;

•	Incur liens; and

•	Engage in sale-leaseback transactions.

In addition, the USD Tranche A and the Revolving Credit Facility require that we meet certain financial covenants based on a consolidated leverage ratio test. Under the USD Tranche A and the Revolving Credit Facility, so long as any loans under the USD Tranche A (or commitments in respect thereof) are outstanding, our total net leverage ratio cannot exceed 5.50 to 1.00, with an annual step-down of 0.25:1.00 and subject to a step-up of 0.50:1.00 for the four full fiscal quarter period following any material acquisition, not to exceed 5.50 to 1.00. In addition, whenever there are no loans under the USD Tranche A (or commitments in respect thereof) outstanding and the aggregate amount of loans outstanding under the Revolving Credit Facility (net of (a) all letters of credit (whether cash collateralized or not) and (b) unrestricted cash of us and our restricted subsidiaries) exceeds 35% of the aggregate commitments under the Revolving Credit Facility, our first lien net leverage ratio cannot exceed 6.00 to 1.00.

Our ability to comply with these provisions may be affected by events beyond our control, including prevailing economic, financial and industry conditions. These restrictions on our ability to engage in or benefit from these actions may also limit our flexibility in planning for, or reacting to, changes in and opportunities for our business, such as limiting our ability to engage in mergers and acquisitions. This could place us at a competitive disadvantage. If the matters described in our other risk factors result in a material adverse effect on our business, financial condition or operating results, we may be unable to comply with the terms of our credit facilities or experience an event of default.

Our Term Loan Facility and Revolving Credit Facility contain customary events of default, including:

•	Failure to make required payments;

•	Failure to comply with certain agreements or covenants;

•	Materially breaching any representation or warranty;

•	Failure to pay, or cause acceleration of, certain other indebtedness;

•	Certain events of bankruptcy and insolvency;

•	Failure to pay certain judgments; and

•	A change in control of us.

The amount of cash available to us for repayment of amounts owed under these credit facilities will depend on our usage of our existing cash balances and our operating performance and ability to generate cash flow from operations, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control. We cannot provide any assurances that we will generate sufficient cash flow from operations to service our debt obligations. Any failure to repay these obligations as they become due would result in an event of default under the credit facilities.

If an event of default occurs, the lenders may end their obligation to make loans to us under the credit facilities and may declare any outstanding indebtedness under these credit facilities immediately due and payable. In such case, we would need to obtain additional financing or significantly deplete our available cash, or both, to repay this indebtedness. Any additional financing may not be available on reasonable terms or at all, and significant depletion of our available cash would harm our ability to fund our operations or execute our broader corporate objectives. If we were unable to repay outstanding indebtedness following an event of default, then in addition to other available rights and remedies, the lenders could initiate foreclosure proceedings on substantially all of our assets. Any such foreclosure proceedings or other rights and remedies successfully implemented by the lenders in an event of default would have a material adverse effect on our business, financial condition and operating results.

Further, because a change in control of us constitutes an event of default under these credit facilities, this may be a deterrent to some potential acquirers, as it would likely require an acquirer to repay any outstanding borrowings under these credit facilities.

A material amount of our assets represents goodwill and intangible assets, and our net income would be reduced if our goodwill or intangible assets become impaired.

As of December 31, 2021, our goodwill and intangible assets, net, represented approximately $1.8 billion, or 40% of our total assets. Goodwill is generated in our acquisitions when the cost of an acquisition exceeds the fair value of the net tangible and identifiable intangible assets we acquire. For example, as a result of the Atotech Acquisition, we added significant additional goodwill and intangible assets. Goodwill and indefinite-lived intangible assets are subject to an impairment analysis at least annually based on the fair value of the reporting unit. Intangible assets relate primarily to the developed technologies, customer relationships and patents and trademarks acquired by us as part of our acquisitions of other companies and are subject to an impairment analysis whenever events or changes in circumstances exist that indicate that the carrying value of the intangible asset might not be recoverable. We will continue to monitor and evaluate the carrying value of goodwill and intangible assets. If market and economic conditions or business performance deteriorate, the likelihood that we would record an impairment charge would increase, which impairment charge could materially and adversely affect our financial condition and operating results.

Risks Related to Our Operations

Supply chain disruptions and other manufacturing interruptions or delays have affected our ability to meet customer demand and led to higher costs, while the failure to estimate customer demand accurately has resulted in excess or obsolete inventory, all of which has negatively impacted, and we expect will continue to impact, our business.

Our business depends on the timely supply of products and services that meet the rapidly changing technical and volume requirements of our customers, which depends in part on the timely delivery of raw materials, parts, components and subassemblies from suppliers, including contract manufacturers. For example, since the first quarter of 2021, we have experienced significant constraints due to global supply chain disruptions, including procuring electronic components, which have negatively impacted, and continue to impact, our sales, costs and margins, and our ability to produce timely products to meet customer demand. Cyclical industry conditions and volatility of demand for our products increase capital, technical, operational and other risks for us and for companies throughout our supply chain. We have experienced, and we expect to continue to experience, significant disruptions in our supply chain, interruptions of our manufacturing operations, delays in our ability to deliver products or services, increased costs, price volatility, or customer order cancellations, which have been, or may in the future be, as a result of:

•

Volatility in the availability and cost of materials, including rare earth elements, whether due to interruptions in production by suppliers, allocations of products to other purchasers, fluctuations in foreign currency exchange rates, changes in worldwide price levels, whether as a result of inflationary pressures or otherwise, environmental limitations or other factors;

•

Pandemics such as COVID-19, natural disasters or other events beyond our control (such as earthquakes at our facilities in California and Portland, Oregon, floods or storms, wildfires, power outages (particularly rolling blackouts recently experienced in China in 2021), regional economic downturns, social unrest, political instability, terrorism, or acts of war), particularly where we or our suppliers, subcontractors and contract manufacturers conduct manufacturing;

•	Global logistics network challenges, such as limited availability of and constraints on freight capacity;

•	Information technology or infrastructure failures; and

•	New laws or regulations.

For example, our Materials Solutions Division uses certain raw materials derived from petrochemical based feedstocks, the prices of which have historically been subject to periods of rapid and significant upward and downward movement. We may not always be able to pass on price increases, or price increases by our suppliers, to our customers due to competitive pricing pressure, and, even when we are able to do so, there may be a delay between price increases in raw materials and our ability to increase the prices of our products.

In addition, if we need to rapidly increase our business and manufacturing capacity to meet increases in demand or expedited shipment schedules, this may exacerbate any interruptions in our manufacturing operations and supply chain and the associated effect on our working capital. Moreover, if actual demand for our products is different than expected, we may purchase more/fewer parts than necessary or incur costs for canceling, postponing or expediting delivery of parts. If we purchase inventory in anticipation of customer demand that does not materialize, or if our customers reduce or delay orders, we may incur excess inventory charges. Any of these factors could materially and adversely affect our business, financial condition and operating results.

Our dependence on sole and limited source suppliers and international suppliers has negatively impacted, and could continue to impact, our ability to manufacture products and systems.

We rely on sole and limited source suppliers and international suppliers for some of our raw materials, components, subassemblies and software that are critical to manufacturing our products and/or our testing and operations processes due to unique properties or component designs as well as specialized quality and performance requirements. For example, our Materials Solutions Division relies on a local basis on single principal suppliers of palladium, its most significant raw material input by value. Our reliance on sole and limited source suppliers and international suppliers involves a number of risks, including:

•	The inability to obtain an adequate supply of required raw materials or components;

•	Quality and reliability problems with raw materials or components, which in turn adversely affects our products’ quality and reliability;

•	Prohibitively higher raw material or component prices due to the imposition of tariffs;

•

Supply chain disruptions, including as a result of the relocation of our low-cost and sole and limited source suppliers to less-developed countries, such as the movement of some suppliers from China to the Philippines or Vietnam;

•	Reduced control over pricing and timing of delivery of raw materials and components;

•	The inability of our suppliers to develop technologically advanced products to support our growth and development of new products;

•	The unavailability of service and/or spare parts for critical capital equipment; and

•	The inability or unwillingness of our suppliers to continue to offer supplies or services on commercially acceptable terms.

At times, we have not been able to, and in the future, we may not be able to, obtain and qualify alternative sources of these components on favorable terms, on a timely basis, or at all, whether because there are a limited number of suppliers or because we have entered into supply agreements with certain suppliers that contain certain minimum purchase requirements. The use of alternative sources could also require us to redesign our products, resulting in increased costs, likely shipping delays and the potential need to requalify products with customers, particularly those who have “copy exact” requirements. Any inability to redesign our products could result in further costs and shipping delays. Increased costs would decrease our profit margins if we could not pass the costs to our customers. Further, shipping delays could damage our relationships with customers and have a material adverse effect on our business and operating results.

Our failure to successfully manage the transition of certain of our products to other manufacturing locations and/or to contract manufacturers would likely harm our business, financial condition and operating results.

As part of our continuous cost-reduction efforts, we continue to relocate the manufacture of certain of our existing product lines and subassemblies to, and initiate the manufacture of certain new products in, our facilities in China, Israel, Romania and Singapore, as well as to our significant subcontracted operations in Mexico and selected contract manufacturers in Asia. In the future, we may expand the level of manufacturing, administrative and certain other operations that we move to other global locations to take advantage of cost efficiencies available to us in those locations. However, we may not achieve the significant cost savings or other benefits that we anticipate from moving manufacturing and other operations, and costs may increase as development and manufacturing expertise increase and labor, material, shipping and facility-related costs rise, as we have seen in our manufacturing locations in China. If these costs increase to the extent that we no longer realize suitable gross margins from our products manufactured in these countries, we may need to relocate the manufacture of these products to other lower-cost regions. Additionally, if we are unable to successfully manage the relocation, initiation or oversight of the manufacture of these products, our business, financial condition and operating results would be harmed.

In particular, transferring product lines to other manufacturing locations and/or to our contract manufacturers’ facilities often requires us to transplant complex manufacturing equipment and processes across a large geographical distance and to train a completely new workforce concerning the use of this equipment and these processes. In addition, certain of our customers may require the requalification of products supplied to them in connection with the relocation of manufacturing operations. If we are unable to manage these transfers and training smoothly and comprehensively, or if we are unable to requalify products in a timely manner, we could suffer manufacturing and supply chain delays, excessive product defects, harm to our operating results and our reputation with our customers, and loss of customers. Further, the utilization of overseas manufacturing locations and contract manufacturers may require additional customs tariffs or may require export licenses, which may be difficult or costly to obtain.

Additionally, qualifying contract manufacturers and commencing volume production is expensive and time-consuming, and there is no guarantee we will continue to do so successfully. Further, our reliance on contract manufacturers reduces our control over the assembly process, quality assurance, production costs and material and component supply for our products. If we fail to manage our relationships with our contract manufacturers, or if any of our contract manufacturers experience financial difficulty, or delays, disruptions, capacity constraints or quality control problems in their operations, our ability to ship products to our customers could be impaired and our competitive position and reputation could be harmed. Further, if we or our contract manufacturers are unable to negotiate with suppliers for reduced material or component costs, our operating results could be harmed.

In addition, our contract manufacturers may terminate our agreements with them upon prior notice to us or immediately for reasons such as if we become insolvent, or if we fail to perform a material obligation under the agreements. If we are required to change contract manufacturers or assume internal manufacturing operations for any reason, including the termination of one of our contract manufacturing contracts, we will likely suffer manufacturing and shipping delays, lost sales, increased costs and damage to our customer relationships, any of which would harm our business, financial condition and operating results.

Our products could contain defects, which would increase our costs and seriously harm our business, financial condition, operating results and customer relationships.

Many of our products are inherently complex in design and, in some cases, require extensive customization and/or ongoing regular maintenance. Further, the manufacture of these products often involves a highly complex and precise process and the utilization of specially qualified materials or components that conform to stringent specifications. Many of our products also require highly skilled labor. As a result of the technical complexity of these products, design defects, skilled labor turnover, changes in our or our suppliers’ manufacturing processes or the inadvertent use of defective or nonconforming materials by us or our suppliers could adversely affect our manufacturing yields and product reliability. This could in turn harm our business, operating results, financial condition and customer relationships.

We provide warranties for our products, and we accrue allowances for estimated warranty costs at the time we recognize revenue for the sale of the products. The determination of such allowances requires us to make estimates of product return rates and expected costs to repair or replace the products under warranty. We establish warranty reserves based on historical warranty costs for our products. If actual return rates or repair and replacement costs differ significantly from our estimates, our operating results would be negatively impacted.

Our customers may discover defects in our products after the products have been fully deployed and operated under peak stress conditions. In addition, some of our products are combined with products from other suppliers, which may contain defects. Further, some of our customers use our products in ways other than their intended purpose. As a result, should problems occur, it may be difficult to identify the source of the problem. If we are unable to promptly identify and fix defects or other problems, we could experience, among other things:

•	Loss of customers;

•	Increased costs of product returns and warranty expenses;

•	Increased costs required to analyze and mitigate the defects or problems;

•	Damage to our reputation;

•	Failure to attract new customers or achieve market acceptance;

•	Diversion of development, engineering and service resources; and/or

•	Legal action by our customers.

The occurrence of any of these factors could seriously harm our business, financial condition and operating results.

Chemical manufacturing is inherently hazardous and could result in accidents that disrupt our operations or expose us to significant losses or liabilities.

The hazards associated with chemical manufacturing and the related storage and transportation of chemical raw materials, products and wastes are inherent in operating our Materials Solutions Division. These hazards could lead to an interruption or suspension of operations and have a material adverse effect on the productivity and profitability of a particular manufacturing facility or on our business as a whole. Potential risks include storage tank leaks and ruptures, explosions and fires, and chemical spills and other discharges or releases of toxic or hazardous substances or gases. These risks could be caused or exacerbated by mechanical failures, unscheduled downtime, labor difficulties, transportation interruptions, inclement weather, natural disasters, cybersecurity breaches or terrorist attacks. These hazards may result in personal injury and loss of life, damage to property, and contamination of the environment, which may result in a suspension of operations and the imposition of civil or criminal fines, penalties and other sanctions, cleanup costs, and claims by our employees, governmental entities or third parties. We are dependent on the continued operation of our production facilities, and the loss or shutdown of operations at any of our major operating facilities could have a material adverse effect on our business, financial condition and operating results.

We outsource a number of services to third-party service providers, which decreases our control over the performance of these functions. Disruptions or delays at our third-party service providers could adversely impact our operations.

We outsource a number of services, including certain information technology systems management, logistics functions, contract manufacturing and accounting functions, to third-party service providers. While outsourcing arrangements may lower our cost of operations, they also reduce our direct control over the services rendered. This diminished control may have an adverse effect on the quality or quantity of services rendered, on our ability to quickly respond to changing market conditions, or on our ability to ensure compliance with all applicable domestic and foreign laws and regulations. If we do not effectively develop and manage our outsourcing strategies, if required export and other governmental approvals are not timely obtained, if our third-party service providers do not perform as anticipated, or do not adequately protect our data from cyber-related security breaches, or if there are delays or difficulties in enhancing business processes, we may experience operational difficulties (such as limitations on our ability to pay suppliers in a timely manner), increased costs, manufacturing or service interruptions or delays, loss of intellectual property rights or other sensitive data, quality and compliance issues, and challenges in managing our product inventory or recording and reporting financial and management information, any of which could materially and adversely affect our business, financial condition and operating results.

The loss of net revenues from any one of our major customers would likely have a material adverse effect on us.

Our top ten customers accounted for approximately 47%, 44% and 33% of our net revenues for 2021, 2020 and 2019, respectively. Our top two customers, Lam Research Corporation and Applied Materials, Inc., together accounted for approximately 27%, 24% and 18% of net revenues for 2021, 2020 and 2019, respectively. In any one reporting period, a single customer or several customers may contribute even a larger percentage of our consolidated net revenues. Further, our Equipment & Solutions Division also depends on a few significant customers for a large portion of its revenue in any given quarter. While the Atotech Acquisition may mitigate our reliance on these customers to some degree, the loss of any of these customers or any significant reduction in orders by these customers, including reductions due to economic, market or competitive conditions, would likely still have a material adverse effect on our business, financial condition and operating results. None of our significant customers has entered into an agreement with us requiring it to purchase any minimum quantity of our products.

Attempts to lessen the adverse effect of any loss or reduction of net revenues through the rapid addition of new customers would be difficult because a relatively small number of companies dominate the semiconductor and electronics manufacturing industries. Further, prospective customers typically require lengthy qualification periods prior to placing volume orders with a new supplier. Our future success will continue to depend upon:

•	Our ability to maintain relationships with existing key customers;

•	Our ability to attract new customers and satisfy any required qualification periods;

•	Our ability to introduce new products in a timely manner for existing and new customers;

•	The successes of our original equipment manufacturer (“OEM”) customers in creating demand for their capital equipment products that incorporate our products; and

•	Our ability to gain significant customers in new, emerging segments of our markets.

Key personnel has been, and may continue to be, difficult to attract and retain.

Our ability to maintain and grow our business is directly related to the service of our employees in each area of our business, as we consider talent to be a significant asset. Our performance is directly tied to our ability to hire, train, motivate and retain qualified personnel, including highly skilled technical, financial, managerial, and sales and marketing personnel. There is significant competition for personnel in the technology and sciences marketplace, particularly in certain geographies where we are located, including the Boston area, the Orange County, California area, the San Francisco Bay area, China, Germany, Japan and Singapore. Also, as a result of the COVID-19 pandemic, employees in our industries are increasingly able to work remotely, which could increase employee mobility and turnover, making it more difficult for us to attract and retain employees. In addition, many of our product manufacturing processes and product service require deep technical expertise, and it can be particularly challenging to identify and attract candidates and retain employees possessing such expertise. We have experienced, and may continue to experience, attrition in certain key positions. A related challenge is that a significant portion of our technical talent is nearing retirement age, and we may have difficulty attracting a sufficient number of employees with the necessary skills to replace them. If we are unable to hire sufficient numbers of qualified employees or retain and motivate existing employees, including our Atotech employees, our business and operating results would be harmed.

Risks Related to Our Industries and Markets

The semiconductor, electronics manufacturing and automotive industries we serve are characterized by periodic fluctuations that may cause a reduction in demand for our products.

Our business has depended upon the capital expenditures of semiconductor device manufacturers (which in turn depends upon the demand for semiconductors) and the capital expenditures for electronics manufacturing. As a result of the Atotech Acquisition, we also expect to experience increased dependence on the automotive industry. All of these industries have historically experienced cyclical variations in product supply and demand. For example, our sales to semiconductor capital equipment manufacturers and semiconductor device manufacturers sequentially increased 32% in 2021, sequentially increased 49% in 2020 and sequentially decreased 19% in 2019. These sometimes sudden and severe cycles can result from many factors, including overall consumer and industrial spending and demand for electronic products that drive manufacturer production. These cycles can also result from manufacturers’ capacity utilization, timing of new product introductions, demand for customers’ products, inventory levels relative to demand, access to affordable capital, labor conditions, prices of commodities and energy costs. The timing, severity and duration of these cycles are difficult to predict, and we may not be able to respond effectively to these cycles.

During downturns in the semiconductor and electronics manufacturing industries, periods of overcapacity have resulted in rapid and significantly reduced demand for our products, which may result in lower gross margins due to reduced absorption of manufacturing overhead, as our ability to reduce our cost structure rapidly and effectively in response to such downturns is limited by the fixed nature of many of our expenses in the near term. During downturns in the automotive industry, we would expect a similar effect on the gross margins of our Materials Solutions Division. Further, our ability to reduce our long-term expenses is constrained by our need to continue investment in next-generation product technology and to support and service our products. In addition, due to the relatively long manufacturing lead times for some of the products we sell to these industries, we may incur expenditures or purchase raw materials or components for products we are unable to sell. As a result, downturns in these industries may materially harm our business, financial condition and operating results. Conversely, during upturns in these industries, we may have difficulty rapidly and effectively increasing our manufacturing capacity to meet sudden increases in customer demand. If we fail to do so, we may lose business to our competitors and our relationships with our customers may be harmed.

Many of the markets and industries we serve are highly competitive, are subject to rapid technological advancement, and have narrow design windows, and if we fail to introduce new and innovative products or improve our existing products, or if our products or the applications we invest in do not achieve widespread adoption, our business, financial condition and operating results will be harmed.

We operate in highly competitive markets characterized by rapid technological advances, frequent product introductions and enhancements, changing customer requirements, evolving industry standards, substantial capital investment and increasing price pressure. Our success depends upon our ability to continuously develop, market and support superior products, processes and solutions. Factors that could harm our competitive position include:

•	Our failure to anticipate demand for and internally develop or acquire new, improved and disruptive technologies;

•	Our investment in emerging applications that do not achieve widespread adoption or significant growth;

•	Delays in introducing new, enhanced and differentiated products, many of which are difficult to design and manufacture because of their sophistication and complexity;

•	Reduced manufacturing capabilities, customer service or support;

•	Our inability to have semiconductor device manufacturers direct semiconductor capital equipment manufacturers to use our products at their semiconductor fabrication facilities;

•	Our inability to have global electronics OEMs specify our products in their manufacturing processes for the rigid printed circuit board manufacturers they use;

•	Failure of customers to achieve market demand for their products that incorporate our technologies;

•	Efforts of customers to internally develop products that compete with our technologies or to engage subcontract manufacturers or system integrators to manufacture competitive products on their behalf;

•	Competitors that develop products that offer superior performance or technological features;

•

Competitors with greater financial, technical, marketing and other resources, including ownership by or affiliations with members of government, political entities or larger, multinational businesses, which may offer a number of competitive advantages, such as the ability to incur lower costs due to control over sources of components and raw materials or exclusive agreements with suppliers thereof;

•	Competitors with greater recognition and stronger presences in specific product niches and/or regions, including in the specialty chemicals industry;

•	Competitors, particularly in China, that are able to develop low-cost competitive products;

•	Difficulties in displacing competitors’ products that are designed into customers’ products;

•

Pricing pressure from customers and competitors, particularly new competitors that offer aggressive price and payment terms in an attempt to gain market share, and especially during cyclical downturns in our markets, when end-markets become more sensitive to costs and competitors are more likely to seek to maintain or increase market share, reduce inventory or introduce more technologically advanced or lower-cost products; and

•	Industry consolidation among competitors, which could exacerbate certain of these factors.

Certain of these factors could cause customers to defer or cancel orders for our products and/or place orders for our competitors’ products. This is particularly significant to us, as our success depends on many of our products being designed into new generations of equipment and manufacturing processes. Certain markets in which we operate, such as the semiconductor capital equipment market and the mobile phone market, which is part of our industrial technologies market, experience cyclicality and unevenness in capital spending. If we are unable to introduce new products in a timely manner or are otherwise unsuccessful in making sales to customers, we may miss market upturns or fail to have our products or subsystems designed into our customers’ products. For example, new products designed by capital equipment manufacturers historically have had a lifespan of five to fifteen years. We must develop products that are technologically advanced in a timely manner so that they are positioned to be chosen for use in each successive generation of capital equipment.

These factors could also prompt us to agree to pricing concessions or extended payment terms with our customers, in an effort to expand into new markets, gain volume orders or improve customer cost of ownership in highly competitive applications. In other cases, we may discontinue selling certain products if we cannot offset price erosion through shifts in operations.

Finally, these factors could render the portfolios of products or lines of business from which we generate significant net revenues obsolete. For example, our Materials Solutions Division has lost business to customers who identify alternative materials or processes and therefore no longer require as much or any specialty chemicals. If our customers or the industries we serve shift to other technologies, our business, financial condition and operating results would be harmed.

We offer products for multiple markets and must face the challenges of supporting the distinct needs of each of the markets we serve.

We offer products for very diverse markets, the scope and number of which expanded as a result of the Atotech Acquisition. Because we operate in multiple markets, we must work constantly to understand the needs, standards and technical requirements of many different applications within these markets, and must devote significant resources to developing different products for these markets. Product development is costly and time consuming. We must anticipate trends in our customers’ industries and develop products before our customers’ products and processes are commercialized. If we do not anticipate our customers’ needs and future activities, we may invest substantial resources in developing products that do not achieve broad market acceptance. Our growth prospects rely in part on successful entry into new markets, which depends on displacing competitors who are more familiar with these markets and better known to customers. In many cases, we are attempting to enter or expand our presence in these new markets with newly introduced products that are not yet proven in the industry. Our decision to continue to offer products to a given market or to penetrate new markets is based in part on our judgment of the size, growth rate, profitability and other factors that contribute to the attractiveness of a particular market. If our product offerings in any particular market are not competitive, our analyses of a market are incorrect or our sales and marketing approach for a market is ineffective, we may not achieve anticipated growth rates in this market, and our business, financial condition and operating results would be harmed.

Further, serving diverse markets requires an understanding of different sales cycles and customer types, and the development and maintenance of a complex global sales team and sales channels to support the markets’ differing needs. It also requires dynamic operations that can support both complex, customized product builds as well as quick turn-around for commercial off-the-shelf sales. If we fail to provide sales and operational support for our diverse markets, our business, financial condition and operating results would be harmed.

Risks Related to Operating a Global Business

We face significant risks associated with doing business internationally.

We face significant risks from our substantial operations in, and sales to, international markets, which has considerably increased following the completion of the Atotech Acquisition in August 2022. Our presence and operations in international markets, and the risks associated with doing business internationally, may continue to change and will likely increase if our business grows. These risks, many of which we have experienced, include:

•

Adverse changes or instability in political or economic conditions in countries or regions where we and our customers and suppliers are located, including currency devaluations, debt defaults, lack of liquidity and recessions;

•	Challenges of administering our diverse business and product lines globally;

•

Actions of government regulatory authorities, including embargoes, sanctions (including “anti-blocking” rules), executive orders, import, export, and reexport restrictions, antiboycott laws, tariffs (including anti-

dumping and countervailing duties), currency controls, trade restrictions and trade barriers (including retaliatory actions), license requirements (including license-specific restrictions and provisos), citizenship requirements, environmental requirements and other rules and regulations (including extraterritorial rules and regulations) applicable to the manufacture, import, export and reexport of our products, all of which may be complicated and conflicting, require significant investments in cost, time and resources for compliance, and impose strict and severe penalties for noncompliance;

•

Political and social attitudes, laws, rules, regulations and policies within countries that favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;

•	Greater risk of violations of U.S. and international laws and regulations, including anti-corruption and trade laws, by our employees, sales representatives, distributors or other agents;

•	Ambiguous or vague laws that make collecting payments or seeking recourse difficult;

•

Increased credit risk and differing financial conditions of customers and distributors, resulting in longer accounts receivable collection periods and payment cycles, increased bad debt write-offs and additions to reserves;

•	Overlapping, burdensome and differing tax structures and laws;

•	Potential for certain tax benefits to be revoked or reclaimed;

•	Reduced, inconsistent or differing protection of intellectual property, including unequal recognition and treatment of multi-national corporations’ rights by hostile or indifferent governments;

•

Increasingly stringent privacy, security, consumer and data protection laws, including the E.U. General Data Protection Regulation, the Data Security Law of China and the China Personal Information Protection Law;

•	Shipping, logistics and other supply chain complications or cargo security requirements, including forced-labor mitigation rules and inflationary rates of shipping costs;

•	Adverse currency exchange rate fluctuations;

•	Restrictions on currency conversion or the transfer of funds, including restrictions on certain financial institutions themselves;

•	Compliance costs, withholding taxes and legal and contractual restrictions associated with repatriating overseas earnings;

•	Increased risk of exposure to significant health concerns (such as Monkeypox, COVID-19, Sudden Acute Respiratory Syndrome, Avian Influenza and the H7N9, Ebola or Zika viruses);

•	Differences in business practices, culture, language and management style;

•	Complex, burdensome and differing labor and employment laws and practices;

•

Changing labor conditions and difficulties staffing, managing, and rationalizing our foreign operations, including, rising wages and other labor costs, retention of employees, the formation of labor unions and works councils and the maintenance of defined benefit pension plans;

•	Nationalization or other expropriation of private enterprises or land;

•	Involuntary geopolitical annexations or accessions through military force or otherwise; and

•	Increased risk of exposure to civil unrest, terrorism, government sanctioned and non-government sanctioned acts of violence, and military activities.

If we experience any of the risks associated with doing business internationally, our business, financial condition and operating results could be significantly harmed.

We have significant facilities and operations and a considerable number of employees in Israel. A number of our products are manufactured in facilities located in Israel. The Middle East remains a volatile region, and the future of peace efforts between Israel and neighboring countries remains extremely uncertain. Any armed conflicts or significant political instability in the region is likely to negatively affect business conditions and could significantly disrupt our operations in Israel. Further, many of our employees in Israel may be called for active military duty under emergency circumstances. If a military conflict or war arises, our operations in Israel could be disrupted by the absence of one or more key employees or a significant number of other employees. Any such disruptions could adversely affect our business.

Our Materials Solutions Division has limited operations and employees in Russia and Belarus. Historically, we have made immaterial sales into Russia and Belarus. As a result of the ongoing military conflict between Russia and Ukraine, including the imposition of sanctions on Russia, Belarus and related parties, our sales operations in those countries have been disrupted and our sales into those countries have ceased. Any additional disruptions, including the expansion of sanctions in connection with the conflict, could adversely affect our business.

The U.S. government continues to take action against certain of our customers, particularly our customers located in Asia, including indictments for various criminal charges, and in some cases, restrictions on doing business with these customers (or restrictions on third parties from engaging designated entities), including the suspension of our ability to fill outstanding orders. These actions have caused us, and may in the future cause us, to lose anticipated revenue from product sales, the amount of which could be significant. In addition, these or other customers could elect to purchase products from unaffected non-U.S. competitors, even when trade restrictions are not in place, jeopardizing our long-term relationship with them. Further, compliance with regulatory restrictions may cause us to breach contractual obligations, which could result in costs, penalties and litigation.

Additionally, potential customers in certain countries, particularly in Asia, have a strong preference for technology and products developed by suppliers based in their home countries. The trade dispute between the U.S. government and the Chinese government has reinforced and broadened this preference, as potential and existing customers seek to avoid the uncertainty related to the trade dispute. While we have attempted to mitigate these issues by establishing a significant local presence in many of these countries, companies like us that are based elsewhere remain at a disadvantage.

Our operations and assets in China are subject to significant political and economic uncertainties.

The Atotech Acquisition has significantly increased our operations and assets in China. Accordingly, political, economic and social conditions in China could affect our business, financial condition and operating results. In addition, Chinese laws and regulations often change or influence political, economic and social conditions in China. Accordingly, changes in Chinese laws and regulations, or their interpretation, or the imposition of unexpected or confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, or the nationalization or other expropriation of private enterprises may have a materially adverse effect on our business, financial condition, and operating results. Under its current leadership, the Chinese government has pursued economic reform policies that encourage private economic activity, foreign investments and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies without notice.

If we repatriate funds from our Chinese operations to fund working capital requirements in jurisdictions outside of China, to pay dividends, or otherwise, we will be required to comply with the procedures and regulations of applicable Chinese law, which may significantly limit our ability to extract cash from our Chinese operations. Furthermore, under the Enterprise Income Tax Law and the regulation on the implementation of the Enterprise Income Tax Law, absent application of a relevant treaty, a withholding tax of 10% will normally apply to dividends payable to non-Chinese investors which are derived from sources within China. Any changes to these procedures and regulations, or our failure or inability to comply with these or other procedures and regulations, could prevent us from repatriating funds from our Chinese operations or subject us to other forms of taxation and/or penalties, which could have a materially adverse effect on our business, financial condition, and operating results. Failure to comply with applicable laws, regulations and/or rules in relation to foreign exchange control, including the Administrative Regulations on Foreign Exchange of China, could subject us to administrative penalties (such as warnings and/or fines), as well as criminal liabilities in severe situations.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese economy may not continue to grow or grow at a steady and uniform rate. Any slowdown may have a negative effect on our Chinese operations and our business in general. The various macroeconomic measures and monetary policies adopted by the Chinese government to guide economic growth and the allocation of resources may not be effective in sustaining the growth rate of the Chinese economy. If Chinese growth stagnates or there is an economic downturn in China, our business, financial condition, and operating results may be materially adversely affected.

Uncertainties presented by the Chinese legal system could limit the legal protections available to us and subject us to legal risks, which could have a material adverse effect on our business, financial condition, and operating results.

Our operations in China, as well as those of our customers and suppliers in China, are subject to applicable Chinese laws, rules and regulations. The Chinese legal system is based on written statutes. Prior court decisions may be cited for reference but have little value as precedents, although the judicial interpretations issued by the Supreme Court of China have binding effect. Additionally, Chinese statutes are often principle-oriented and require detailed interpretations by enforcement bodies to further apply and enforce such laws.

Beginning with the “Open Door Policy” in 1978, “Reform and Opening-Up” in 1979 and the “Socialist Market Economy” in 1992, the Chinese government has been developing a comprehensive system of commercial laws, and progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation, and trade. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because some of these laws and regulations are relatively new and the Chinese legal system continues to rapidly evolve, and because of the limited volume of published court of arbitration decisions and their nonbinding nature (except for the judicial interpretations issued by the Supreme Court of China), the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the Chinese legal system is based in part on government policies and internal rules, some of which may not be published on a timely basis or at all, and some of which may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since Chinese administrative and court authorities have significant discretion to interpret and implement statutory, regulatory, and contractual terms, it may be more difficult to predict and evaluate the outcome of administrative and court proceedings and the level of legal protection in China than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts we have entered into in China. As a result, these uncertainties could have a material adverse effect on our business, financial condition, and operating results.

The Chinese government’s control of currency conversion and expatriation of funds may affect our liquidity.

The Chinese government imposes controls on the convertibility of Renminbi (“RMB”) into foreign currencies and, in certain cases, the remittance of currency out of China. Substantially all revenues of our Chinese subsidiaries are denominated in RMB. Shortages in the availability of foreign currency in China may restrict the ability of our Chinese subsidiaries to remit sufficient foreign currency to pay dividends or to make other payments to us, or otherwise to satisfy their foreign currency-denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade-related payments, can be made in foreign currencies without prior approval from China’s State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements, including, among others, submission of relevant documentary evidence of such transactions to designated foreign exchange banks in China for processing of relevant payments. We are required to present relevant documentary evidence of such transactions and conduct such transactions at designated foreign exchange banks in China. However, for any Chinese company, dividends can be declared and paid only out of the retained earnings of that company under Chinese law and may be subject to taxation. In accordance with relevant Chinese laws and their articles of association, each of our Chinese subsidiaries is required to set aside 10% of its after-tax profits based on Chinese accounting standards as statutory reserve until such reserve reaches 50% of its registered capital. As a result, our Chinese subsidiaries may be unable to transfer cash outside of China, whether in the form of dividends, loans, or advances. These restrictions and requirements could reduce the amount of distributions that we receive from our Chinese subsidiaries, which would restrict our ability to fund our operations, generate income, pay dividends and service our indebtedness.

Furthermore, approval from or registration with SAFE or its local branch is required where RMB will be converted into foreign currencies and remitted out of China for payments of capital account items, such as the repayment of loans denominated in foreign currencies. Without prior approval from or registration with SAFE or its local branch, cash generated by our Chinese subsidiaries may not be used to repay debt owed by such subsidiaries to entities outside China, or make other payments of capital account items outside China. The Chinese government may also restrict access in the future to foreign currencies for current account transactions. Additionally, because repatriation of funds of our Chinese subsidiaries requires the prior approval of SAFE and/or its authorized bank and/or compliance with certain procedural requirements, such repatriation could be delayed, restricted or limited. There can be no assurance that the rules and regulations pursuant to which SAFE grants or denies such approval or stipulates procedural requirements will not change in a way that adversely affects the ability of our Chinese subsidiaries to expatriate funds out of China. Future measures, including any additional requirements to repatriate profits earned in China, may increase our regulatory compliance burden.

Lastly, any allotment of funds from us to our Chinese subsidiaries, either as a shareholder loan or as an increase in registered capital, is subject to registration with Chinese governmental authorities. These limitations on the flow of funds could restrict our ability to act in response to changing market conditions.

Changes in the Chinese government’s policy on foreign investment in China may adversely affect our business and operating results.

The Special Administrative Measures for Foreign Investment Access (Negative List) (2021 Edition) and the Special Administrative Measures for Foreign Investment Access in Pilot Free Trade Zones (Negative List) (2021 Edition) (together, the “Negative Lists”), each of which became effective on January 1, 2022, identify the industrial areas that are restricted or prohibited for foreign investors. The business of our Chinese subsidiaries does not fall within any such restricted or prohibited area and their business scope was approved by the Chinese foreign investment regulatory authority upon their establishment.

The Negative Lists may be updated from time to time, and there can be no assurance that the Chinese government will not change its policies in a manner that would render part or all of our business to fall within the restricted or prohibited categories. If we cannot obtain approval from the relevant approval authorities to engage in a business that becomes prohibited or restricted for foreign investors, we may be forced to sell or restructure our business in China. If we are forced to adjust our corporate structure or business as a result of changes in government policy on foreign investment, it could adversely affect our reputation, business, financial condition, and operating results.

The Foreign Investment Law of the People’s Republic of China (“Foreign Investment Law”) was formally adopted by the National People’s Congress of China and promulgated on March 15, 2019 and came into effect on January 1, 2020, replacing the Sino-foreign Equity Joint Ventures Law, the Sino-Foreign Cooperative Joint Ventures Law and the Wholly Foreign-Owned Enterprise Law with a single unified law aimed at promoting foreign investment by better protecting the rights and interests of foreign investors and standardizing management of foreign investment. While the current policy of the Chinese government appears to be one of economic reform to encourage foreign investment and greater economic decentralization, there is no assurance that such a policy will continue to prevail or that our operations will not be adversely affected should there be any policy changes. Also, the Foreign Investment Law was formulated to establish regulatory principles governing foreign investment in China, with detailed implementation regulations and rules to be enacted by relevant regulatory authorities. As such, uncertainties exist regarding the interpretation and implementation of the Foreign Investment Law and the evolution of the regulatory landscape of foreign investment. The breach of or non-compliance with the Foreign Investment Law or other foreign investment-related laws and regulations may result in the Chinese authorities suspending, withdrawing or terminating our business license, causing us to cease production of all or certain of our products, which would materially and adversely affect our business and financial performance. For example, the Foreign Investment Law imposes enhanced information reporting obligations on foreign investors and the applicable foreign-invested entities, and requires reorganization of foreign-invested enterprises’ corporate governance for conformity with the Company Law of China. The Foreign Investment Law may have a material impact on certain aspects of our current corporate governance practices and business operations, and may result in increased compliance costs. In addition, depending on the seriousness of the circumstances, noncompliance with information reporting obligations, concealment of information and providing misleading or false information could result in monetary fines or criminal charges.

Unfavorable currency exchange rate fluctuations may lead to lower operating margins or may cause us to change customer pricing, which could result in reduced sales and losses.

Although we report our financial position and operating results in U.S. dollars, a significant portion of our net revenues are from customers in international markets, and we have facilities where costs are incurred in currencies other than the U.S. dollar. In addition, we carry certain assets and liabilities in currencies other than the U.S. dollar. The indebtedness we incurred in connection with the Atotech Acquisition includes a Euro tranche of EUR 600 million. Currency exchange rate fluctuations could have an adverse effect on our assets, liabilities, net revenues, expenses and operating results and we could experience losses with respect to our hedging activities. Unfavorable exchange rate fluctuations could require us to increase or decrease prices to customers, which could result in lower net revenues from such customers. Alternatively, if we do not adjust the prices for our products in response to unfavorable currency fluctuations, our operating results would be adversely affected by declining net revenues or profit margins for our products. Such exchange rate fluctuations could also increase the costs and expenses of our non-U.S. operations when translated into U.S. dollars or require us to modify our current business practices. In addition, most sales made by our foreign subsidiaries are denominated in the currency of the country in which these products are sold and the currency they receive in payment for such sales could be less valuable on a U.S. dollar basis at the time of receipt as a result of exchange rate fluctuations. We enter into foreign exchange forward contracts to reduce a portion of our currency exposure arising from intercompany sales of inventory as well as intercompany accounts receivable and intercompany loans. However, we cannot be certain that our efforts will be adequate to protect us from significant exchange rate fluctuations or that such efforts will not expose us to additional exchange rate risks.

Risks Related to the COVID-19 Pandemic and other Widespread Health Crises

The COVID-19 pandemic has negatively impacted our business, and the pandemic and other widespread health crises may have a materially adverse effect on our business, financial condition and operating results.

The COVID-19 pandemic has subjected, and the evolution of the COVID-19 pandemic or the emergence of other widespread health crises may continue to subject, our business, financial condition and operating results to a number of risks, including:

•

Supply chain disruptions and other operational challenges, including shortages of and significant price increases and increased lead times for raw materials, components and subassemblies, increased employee turnover, increased health and safety measures, site closures, and other restrictions on the movement of people, goods and raw materials, which could frustrate our ability to obtain materials from suppliers and meet customer demand, in each case on favorable terms, on a timely basis, or at all, harming our relationships with customers, creating opportunities for competitors and exposing us to contractual disputes or liability;

•

The implementation of government mandates and other regulatory actions, including business shutdowns, manufacturing restrictions, and quarantines, which could reduce or halt our operations or the operations of our customers and suppliers, carry into the future for an extended or unknown duration, and contain complex requirements that make compliance difficult;

•

Decreased employee productivity or availability, whether due to illnesses or due to the measures we or government authorities may take to mitigate their spread and effects, including site closures, restrictions on travel and vaccine mandates, which could lead to employee attrition; and

•

A decline in industry and global economic conditions that reduces demand from and weakens the financial health of our customers, resulting in delayed or canceled orders, requests for payment deferrals or other contract modifications, and, if we do not anticipate significant or sudden decreases in order patterns, excess inventory.

These risks may be heightened in certain geographies, segments and markets, or under certain other circumstances. For example, in the first half of 2020, our research and defense market was negatively impacted by university and research lab closures caused by the COVID-19 pandemic. In addition, in 2020, the general metal finishing business of our Materials Solutions Division was negatively impacted by temporary shutdowns of OEMs in the global automotive markets. Since the first quarter of 2021, we have experienced significant constraints due to global supply chain disruptions, including procuring electronic components, which have negatively impacted, and continue to impact, our sales, costs and margins, and our ability to produce timely products to meet customer demand. In addition, since 2021, we believe certain of our semiconductor market customers have increased order volumes to mitigate the impact of supply chain constraints arising from the COVID-19 pandemic, which could lead to a future decrease in order volumes. In the future, and particularly in light of the Atotech Acquisition, we will be more likely to be affected by government mandates in China, where we and our customers and suppliers have a significant presence and where the government has taken and may continue to take strict measures to eliminate the spread of COVID-19. We are more likely to be affected by supply chain disruptions where we rely on sole and limited source suppliers for raw materials, components and subassemblies critical to the manufacturing of our products due to unique properties or component designs, including customers’ “copy exact” requirements, or specialized quality and performance requirements. In addition, the effects of the COVID-19 pandemic and other widespread health crises could exacerbate the other risks described here and in our future filings with the SEC.

Legal, Tax, Regulatory and Compliance Risks

If significant tariffs or other trade restrictions on our products or components that are imported from or exported to China continue or are increased, our business, financial condition and operating results may be materially harmed.

Trade tensions between the United States and China have increased substantially in recent years, resulting in significant tariff increases, additional sanctions against specified entities, and the broadening of restrictions and license requirements for specified uses of those of our products that are subject to these restrictions, including restrictions surrounding specific product groups, applications and/or end uses. U.S. Government concerns relate to, among other things, national security concerns and the concept of ‘military/civil fusion’ in China - a national strategy in which military technologies are developed or produced alongside commercial, non-military items, often by private or quasi-government companies. In addition to targeted comprehensive sanctions against specific firms, in recent years, “Entity List” designations and “military end-user” controls have been significantly modified, as were some rules relating to items produced outside the United States that incorporate more than de minimis levels of U.S. controlled content or derived from (i.e., the “direct product” of) U.S. origin technologies. These regulations have resulted in additional export license requirements on shipments of our products, parts and supplies, loss of business and increased administrative burdens. While we have adjusted our practices to ensure continued compliance with these regulations, and we will seek to mitigate their impact, there can be no assurances that current or future regulations and tariffs will not have a material adverse effect on our business.

Since the beginning of 2019, the pace at which regulatory changes have been implemented has been extraordinarily high, which increases the resources needed to monitor and comply with the regulation, while heightening the risk of non-compliance. Between May 2019 and August 2020, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) added China-based Huawei Technologies Co., Ltd. (“Huawei”) and a total of 152 of its affiliates onto its Entity List, thereby requiring an export license for the sale of U.S. items to Huawei. In May 2020, BIS also modified the Foreign Direct Product rule to further restrict Huawei’s ability to directly or indirectly source U.S. origin items, and then modified the existing “military end-use” rule, expanding the scope of products and technologies that would require licenses for military end-uses, primarily in China. BIS further named 103 specific companies as “military end users” (mostly in China). In December 2020, Hong Kong lost its favorable trade status and BIS added Semiconductor Manufacturing International Corporation (“SMIC”) and ten of its affiliates, along with 66 other companies to the Entity List. BIS continues to add Chinese-based companies onto its Entity List. Accordingly, we have implemented additional monitoring processes and suspended orders from Huawei, SMIC and certain other designated Chinese-based customers where subject to U.S. jurisdiction. We have also been negatively impacted by the cancellation of orders from customers who are suppliers to these firms.

In addition, China has adopted, and announced its intention to further adopt, new regulations, which could have an adverse effect on our operations. For example, in response to the imposition of U.S. tariffs in 2018 and 2019, China imposed its own retaliatory tariffs. In May 2019, China’s Ministry of Commerce announced an “unreliable entity list” under which non-Chinese entities that cut off suppliers to Chinese companies may be subject to government action. In September 2020, it disclosed potential enforcement mechanisms in the form of an “Unreliable Entity List.” This regulation has yet to be implemented, and its effects are unknown at this time.

The ongoing geopolitical and economic uncertainty between the United States and China caused by recent tariffs, Entity List and “military end user” designations, and foreign-made product rules, and the unknown impact of current and future Chinese trade regulations, may continue to cause increased costs, as well as restrictions on our ability to sell, or a decreased demand from customers to purchase, our products, directly and indirectly, which could materially harm our business, financial condition and operating results. This trade uncertainty has caused, and may continue to cause, customers to delay or cancel orders, as they limit expenditures that could be affected by future actions and evaluate ways to mitigate their own tariff and cost exposure by sourcing from locally-based suppliers or suppliers based in other countries. Such delays and cancellations could have a material impact on our business, financial condition and operating results. It is possible that additional restrictions on trade will be imposed, and that existing tariffs will be increased on imports of our products or the components used in our products and/or that our business will be impacted by additional retaliatory tariffs or restrictions imposed and/or increased by China or other countries in response to existing or future tariffs, causing us to potentially lose additional sales and customers, incur increased costs and lower margins, seek alternative suppliers, raise prices or make changes to our operations, any of which could materially harm our business, financial condition and operating results.

We are subject to international trade compliance regulations, and violations of those regulations could result in fines or trade restrictions, which could have a material adverse effect on us.

We are subject to trade compliance laws in both the United States and other jurisdictions where we operate. For example, exports of our products and technology developed or manufactured in the United States are subject to export controls imposed by the U.S. Government and administered by the U.S. Departments of Commerce and, to a lesser extent, State and Treasury. Export regulations govern exports of our products and technology developed or manufactured in other countries, including, for example, Austria, China, France, Germany, Israel, Romania and Singapore. In certain instances, these regulations may require obtaining licenses from the administering agency prior to exporting products or technology to international locations or foreign nationals, including foreign nationals employed by us in the United States and abroad. For products and technology subject to the U.S. Export Administration Regulations administered by BIS, the requirement for a license is dependent on the type and end use of the product and technology, the final destination and the identity and nationality of the end user. Virtually all exports from the United States of defense articles subject to the International Traffic in Arms Regulations, administered by the Department of State’s Directorate of Defense Trade Controls, require a license. The Israeli Ministry of Economy and the Defense Export Control Agency of the Israeli Ministry of Defense administer similar export regulations and license requirements, which apply to many of our products and technology developed or manufactured in Israel. In addition, the Romanian Ministry of Foreign Affairs and the Department for Export Controls administer similar export regulations and license requirements, which apply to many of our products and technology developed or manufactured in Romania. Obtaining export licenses can be difficult and time-consuming, and we may not be successful in obtaining them. Failure to obtain export licenses to enable product and technology exports could reduce our net revenues, harm our relationships with our customers and could adversely affect our business, financial condition and operating results. Compliance with export regulations may also subject us to additional fees and costs. The absence of comparable export restrictions on competitors, whether due to technical specifications or the competitor’s geography, may adversely affect our competitive position. In addition, if we or our international representatives or distributors fail to comply with any of these export regulations, we or they could be subject to civil and criminal and monetary and non-monetary penalties and costly consent decrees, and we could experience disruptions to our business, restrictions on our ability to export products and technology, damage to our reputation and significant harm to our business and operating results. While we have implemented policies and procedures to comply with these laws, we cannot be certain that our employees, contractors, suppliers or agents will not violate such laws or our policies.

Changes in tax rates or tax regulation or the termination of tax incentives could affect our operating results.

As a global company, we are subject to taxation in the United States and various other countries. Significant judgment is required to determine and estimate worldwide tax liabilities. Our future annual and quarterly effective tax rates could be affected by numerous factors, including changes in the applicable tax laws; composition of pre-tax income in countries with differing tax rates; our determinations of tax liabilities; and/or valuation of our deferred tax assets and liabilities.

The enactment of the Tax Cuts and Jobs Act (the “TCJA”) in December 2017 significantly affected U.S. tax law by changing how the United States imposes tax on multinational corporations. The U.S. Department of Treasury has broad authority under the TCJA to issue regulations and interpretive guidance. Some of the proposed and final regulations that have been issued regarding the TCJA have been challenged in court. We have applied available guidance to estimate our tax obligations, but new guidance issued by the U.S. Treasury Department may cause us to adjust our tax estimates in future periods. The ultimate impact of the TCJA on our U.S. tax liabilities is based upon our understanding and interpretation of the regulatory guidance that has been issued regarding the TCJA.

On October 4, 2021, 136 members of the Organization for Economic Co-operation and Development (“OECD”) agreed to a global minimum tax rate of 15%. On December 20, 2021, OECD published its model rules on the agreed minimum tax known as the Global Anti-Base Erosion (“GloBE”) rules. The GloBE rules provide a framework for a coordinated multi-country system of taxation intended to ensure large multinational enterprise groups pay a minimum level of tax on the income arising in each of the jurisdictions where they operate. Individual country legislation is expected in 2022 and the expected effective date of such legislation is in 2023.

Additionally, on August 16, 2022, the Inflation Reduction Act (the “IRA”) was signed into law. The IRA contains corporate tax reforms, including a 15% minimum tax on the adjusted financial statement income of certain large corporations and a 1% excise tax on certain publicly traded corporations that buy back stock from their shareholders. As a result of the IRA, we could be subject to an increase in our effective tax rate, which would adversely impact our financial results.

We are subject to regular examination by the U.S. Internal Revenue Service and state, local and foreign tax authorities. We regularly assess the likelihood of favorable or unfavorable outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. Although we believe our tax estimates are reasonable, we can make no assurances that any final determination of tax liability will not be materially different from the treatment reflected in our historical income tax provisions and accruals, which could materially and adversely affect our financial condition and operating results.

In certain foreign jurisdictions, we qualify for tax incentives and tax holidays based on our ability to meet, on a continuing basis, various tests relating to our employment levels, research and development expenditures and other qualification requirements in a particular foreign jurisdiction. While we intend to operate in such a manner to maintain and maximize our tax incentives, we can make no assurances that we have so qualified or that we will so qualify for any particular year or jurisdiction. If we fail to qualify or remain qualified for certain foreign tax incentives and tax holidays, the tax incentives we previously received may be terminated and/or retroactively revoked, requiring repayment of past tax benefits, and we would be subject to an increase in our effective tax rate, which would adversely impact our financial results.

Many of our products and customers are subject to numerous laws regulating the production and use of chemical substances, and some of our products may need to be reformulated or discontinued to comply with these laws and regulations.

As our Materials Solutions Division manufactures specialty chemicals, we are subject to chemicals approvals, registrations and regulations around the world, including the European Union regulation on Registration, Evaluation, Authorisation, and Restriction of Chemicals (“EU REACH”) regulation, the Toxic Substances Control Act (“TSCA”) in the United States, and similar laws and regulations in China, Korea, Taiwan, Australia, the Philippines, Canada, and other countries. In recent years, changes to existing laws and regulations and the adoption of new laws and regulations have imposed new obligations, including restrictions and prohibitions on highly hazardous substances, could also force us to reformulate or discontinue certain of our products.

Governmental, regulatory, and societal demands for increasing levels of product safety and environmental protection are resulting in increased pressure for more stringent regulatory control with respect to the chemical industry, including with respect to manufacturing, importing and using chemicals. For example, the EU REACH imposes comprehensive compliance obligations and establishes mechanisms to identify and restrict high-concern chemicals, and comparable regulatory requirements have now been adopted in several other countries. As another example, in the United States, the core provisions of the TSCA were amended in June 2016 for the first time in nearly 40 years. Among the more significant changes, the amended TSCA mandates risk evaluation of existing “high priority” chemicals. In addition, the U.S. Environmental Protection Agency (the “EPA”) must make a no “unreasonable risk” finding before a new chemical can be fully commercialized. These laws and regulations generally create uncertainty about whether existing chemicals important to our business may be designated for restriction and whether the approval process for new chemicals may become more difficult and costly. These changes could adversely impact our ability to supply certain products to our customers and could also result in compliance obligations, fines, ongoing monitoring and other future business activity restrictions, which could have a material adverse effect on our business, financial condition and operating results.

Perfluorooctanesulfonic acid (“PFOS”) and other per- and polyfluoroaklyl substances (“PFAS”) are chemical agents that have been targeted for risk assessment, restriction, regulation and high-priority remediation and are the subject of litigation and governmental investigations in the United States and other countries. While we have developed a suite of products that do not require any PFAS chemicals and, when adopted by the industry, will obviate the need for PFAS-containing mist suppressants and wetting agents, we continue to sell a limited number of products that contain permissible levels of PFAS. We have been named as a defendant in a lawsuit related to PFAS and we have received a request for information from, and responded to, a state agency.

International environmental protection requirements, including chemicals regulation requirements, and enforcement of these requirements, may become more stringent in the future and could result in material costs relating to regulatory compliance, liabilities, litigation proceedings, or other impacts, such as restrictions or prohibitions on our products. Future regulatory or other developments could also restrict or eliminate the use of, or require us to make modifications to, our products, packaging, manufacturing processes, transportation methods, and technology, which could have a material adverse effect on our business, financial condition, and operating results. Our production facilities require permits, such as environmental, operating, and product-related permits and import/export permits, which are subject to renewal and, in some circumstances, revocation. We may not obtain the necessary permits, existing permits may be discontinued, and any newly issued permits may contain significant and costly new requirements. If a permit for a production facility would not be renewed or would be revoked, the facility may need to be closed temporarily or permanently, which may have a material adverse effect on our business, financial condition and operating results. Failure to obtain or maintain permits for our facilities or other failure to comply with applicable environmental regulations could result in the shutdown of, or suspension of operations at, our plants.

Many of our customers are subject to the same or similar environmental regulations. The impact of these regulations on our customers and our customers’ ability to comply with these regulations is outside of our control. However, noncompliance by our customers could have an indirect negative effect on our business. We must monitor relevant chemical regulatory developments in order to limit the associated risks of new developments by triggering countermeasures, such as alternative products and phase-outs, at the right time.

We are subject to environmental regulations. If we fail to comply with these regulations, our business could be harmed.

Our operations are subject to various federal, state, local and international laws and regulations relating to environmental protection, including those governing discharges of pollutants into the air, water and land, the generation, use, handling, storage, transportation, treatment and disposal of hazardous substances, waste and other materials and the cleanup of contaminated sites. In the United States, we are subject to the federal regulation and control of the EPA, and we are subject to regulations and controls of comparable authorities in other countries. Some of our operations, including our chemical operations, require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities. Future developments, administrative actions or liabilities relating to environmental matters, including sanctions such as capital expenditure obligations, clean-up and removal costs, long-term monitoring and maintenance costs, costs of waste disposal, natural resource damages and payments for property damage and personal injury, could have a material adverse effect on our business, financial condition or operating results.

Although we believe that our safety procedures for using, handling, storing and disposing of such materials comply with the standards required by applicable federal, state, local and international laws and regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials, including risks related to our chemical products, which are inherently hazardous. We have been, and may in the future be, subject to claims by employees or third parties alleging contamination or injury, and could be liable for damages, which liability could exceed the amount of our liability insurance coverage (if any) and the resources of our business.

Certain portions of the soil at the former facility of our Spectra-Physics lasers business, located in Mountain View, California, and certain portions of the aquifer surrounding the facility, through which contaminated groundwater flows, are part of an EPA-designated Superfund site and are subject to a cleanup and abatement order from the California Regional Water Quality Control Board. Spectra-Physics, which we acquired as part of the Newport acquisition in April 2016 and which had been acquired by Newport in 2004, along with other entities with facilities located near the Mountain View, California facility, were identified as responsible parties with respect to this Superfund site, due to releases of hazardous substances during the 1960s, 1970s and 1980s. Spectra-Physics and the other responsible parties entered into cost-sharing agreements covering the costs of remediating the off-site groundwater impact. The site is mature, and investigations, monitoring and remediation efforts by the responsible parties have been ongoing for approximately 30 years. We have certain ongoing costs related to investigation, monitoring and remediation of the site that have not been material to us as a whole in the recent past. However, while we benefitted from the indemnification of certain costs by a third party in the past, that indemnification is now in a transition period, and we will become subject to a greater portion of costs of remediation going forward. Our ultimate costs of remediation and other potential liabilities are difficult to predict. In the event that the EPA and the California Regional Water Quality Control Board determine that the site cleanup requires additional measures to ensure that it meets current standards for environmental contamination, or if they enhance any of the applicable required standards, we will likely become subject to additional remediation obligations in the future. In addition to our investigation, monitoring and remediation obligations, we may be liable for property damage or personal injury claims relating to this site. While we are not aware of any material claims at this time, such claims could be made against us in the future. If significant costs or other liability relating to this site arise in the future, our business, financial condition and operating results would be adversely affected.

In addition, some of our Materials Solutions Division’s manufacturing facilities and former facilities have an extended history of chemical manufacturing operations or other industrial activities, and contaminants have been detected at some of those sites. We or our predecessors have in the past been, and are currently, required to remediate contamination at several of these current and former sites, and there remains some risk that further investigation and remediation might be necessary

The environmental regulations that we are subject to include a variety of federal, state, local and international regulations that restrict the use and disposal of materials used in the manufacture of our products or require design changes or recycling of our products. If we fail to comply with any present or future regulations, we could be subject to future liabilities, the suspension of manufacturing or a prohibition on the sale of products we manufacture. In addition, these regulations could restrict our ability to equip our facilities or could require us to acquire costly equipment, or to incur other significant expenses to comply with environmental regulations, including expenses associated with the recall of any non-compliant product and the management of historical waste. For example, in addition to EU REACH, which regulates the use of certain hazardous substances in certain products, the European Union has enacted the Waste Electrical and Electronic Equipment Directive, which requires the collection, reuse and recycling of waste from certain products. Compliance with such laws requires significant resources. These regulations may require us to redesign our products or source alternative components to ensure compliance with applicable requirements, for example by mandating the use of different types of materials in certain components. Any such redesign or alternative sourcing may increase the cost of our products, adversely impact the performance of our products, add greater testing lead-times for product introductions, or in some cases limit the markets for certain products. Further, such environmental laws are frequently amended, which increases the cost and complexity of compliance. For example, such amendments have in the past, and may in the future, result in certain of our products falling in the scope of a directive, even if they were initially exempt. In addition, certain of our customers, particularly OEM customers whose end products may be subject to these directives, may require that the products we supply to them comply with these directives, even if not mandated by law. Because certain directives, for example, those issued from the EU, are implemented in individual member states, compliance is particularly challenging. Our failure to comply with any of such regulatory requirements or contractual obligations could result in our being directly or indirectly liable for costs, fines or penalties and third-party claims, and could jeopardize our ability to conduct business in certain countries.

We are exposed to various risks related to legal proceedings, including product liability claims, intellectual property infringement claims, contractual claims and securities class action litigation, which if successful, could have a material adverse effect on our commercial relationships, business, financial condition and operating results.

From time to time, we may be involved in legal proceedings, enforcement actions or claims regarding product performance, product warranty, product certification, product liability, patent infringement, misappropriation of trade secrets, other intellectual property rights, antitrust, environmental regulations, securities, contracts, unfair competition, employment, workplace safety, and other matters. We can provide no assurance of the outcome of these legal proceedings, enforcement actions or claims or that the insurance we maintain will be adequate to cover them.

For example, some of our products, such as certain ultrafast lasers, are used in medical and scientific research applications where malfunctions could result in serious injury. Certain of our products may be hazardous if not operated properly or if defective. Other products of ours, including our chemicals products, are inherently hazardous and must be used with particular care. We are exposed to significant risks for product liability claims in the event of a significant line down situation or if death, personal injury or property damage results from the handling, use or storage of our products, including our chemical products. We may experience material product liability losses in the future. We currently maintain insurance for certain product liability claims. However, our insurance coverage may not continue to be available on acceptable terms, if at all. This insurance coverage also may not adequately cover liabilities that we incur. Further, if our products are defective, we may be required to recall or redesign these products. A successful claim against us that exceeds our insurance coverage level or that is not covered by insurance, or any product recall, could have a material adverse effect on our commercial relationships, business, financial condition and operating results.

In addition, securities class action lawsuits and derivative lawsuits are often brought against companies who have entered into business combinations and acquisitions. We were previously involved in securities class action litigation in connection with the acquisitions of Newport and ESI. In each case, the plaintiffs alleged, among other things, that the then-current directors of the acquired company breached their fiduciary duties to their respective shareholders by agreeing to sell the company through an inadequate and unfair process, leading to inadequate and unfair consideration, by agreeing to unfair deal protection devices, and by omitting material information from the proxy statement. We, or the companies we acquire, may be subject to additional securities class action litigation in connection with other recently completed or future business combinations and acquisitions.

Regardless of the outcome, securities class action litigation such as this can be time-consuming, result in significant expense to us and divert attention and resources of our management and other key employees. Costs and expenses, or an unfavorable outcome in such cases, could exceed applicable insurance coverage, if any. Any such unfavorable outcome could have a material adverse effect on our business, financial condition, operating results and cash flows.

With respect to our intellectual property, we have from time to time received claims from third parties alleging that we are infringing certain trademarks, patents or other intellectual property rights held by them. Such infringement claims have in the past and may in the future result in litigation or enforcement action. Any such action could be protracted and costly, and we could become subject to damages for infringement, or to an injunction preventing us from making, selling or using certain of our products or services, or using certain of our trademarks. Such claims could also result in the necessity of obtaining a license or paying damages relating to one or more of our products, services or current or future technologies, which may not be available on commercially reasonable terms or at all. Any intellectual property action and the failure to obtain necessary licenses or other rights or develop substitute technology may divert management’s attention from other matters and could have a material adverse effect on our business, financial condition and operating results. In addition, the terms of some of our customer contracts require us to indemnify the customer for any claim of infringement brought by a third party based on our products. Claims of this kind may have a material adverse effect on our commercial relationships, business, financial condition or operating results.

Although our standard commercial documentation sets forth the terms and conditions that we intend to apply to commercial transactions with our business partners, counterparties to these transactions may not explicitly agree to our terms and conditions. In situations where we engage in business with a third party without an explicit written agreement regarding the applicable terms and conditions, or where the commercial documentation applicable to the transaction is subject to interpretation, we may have disputes with those third parties regarding the applicable terms and conditions of our transaction with them. These disputes could result in deterioration of commercial relationships, costly and time-consuming litigation or additional concessions or obligations being offered by us to resolve these disputes, or could impact our net revenue or cost recognition. Any of these outcomes could materially and adversely affect our business, financial condition and operating results.

In addition, from time to time in the normal course of business we indemnify parties with whom we enter into contractual relationships, including customers, suppliers, consultants and lessors, with respect to certain matters. We have agreed, under certain conditions, to hold these parties harmless against specified losses, such as those arising from a breach of representations or covenants, negligence or willful misconduct, and other third-party claims that our products and/or technologies infringe intellectual property rights. We may be compelled to enter into or accrue for probable settlements of alleged indemnification obligations, or we may be subject to potential liability arising from our customers’ involvement in legal disputes. In addition, notwithstanding the provisions related to limitations on our liability that we seek to include in our business agreements, the counterparties to such agreements may dispute our interpretation or application of such provisions, and a court of law may not interpret or apply such provisions in our favor, any of which could result in an obligation for us to pay significant additional damages and engage in costly legal proceedings. It is difficult to determine the maximum potential amount of liability under any indemnification obligations, whether or not asserted, due to the unique facts and circumstances likely to be involved in any particular claim. Our business, financial condition and operating results in a reported fiscal period could be materially and adversely affected if we expend significant amounts in defending or settling any asserted claims, regardless of their merit or outcomes.

Legal proceedings, enforcement actions and claims, whether with or without merit, and associated internal investigations, may be time-consuming and expensive to prosecute, defend or conduct; divert management’s attention and other resources; inhibit our ability to sell our products or services; result in adverse judgments for damages, injunctive relief, penalties and fines; and negatively affect our business. We can make no assurances regarding the outcome of current or future legal proceedings, enforcement actions, claims or investigations or that the insurance we maintain will be adequate to cover them.

Risks Related to Cybersecurity, Data Privacy and Intellectual Property Protection

We are exposed to risks related to cybersecurity threats and incidents and subject to restrictions of and changes in laws and regulations governing data privacy and data protection that could have a material adverse effect on our business.

We rely on various information technology networks and systems, some of which are managed by third parties, to process, transmit and store electronic information and to carry out and support a variety of business activities, including finance and accounting, order management, human resources, communications, manufacturing, research and development, intellectual property, supply chain management, sales and IT, including critical functions such as internet connectivity, network communications, and email. Some of these activities are processed via Software-as-a-Service (“SaaS”) products provided by third parties and hosted on their own networks and servers, or third-party networks and servers. The data on such various information technology networks and systems includes confidential information, personally identifiable information, transactional information and intellectual property belonging to us and our employees, customers, suppliers and other business partners.

Like other companies, we are subject to ongoing cybersecurity threats, including hacking, phishing, malware, ransomware, denial of service attacks, and other attacks. These threats may be related to employee error or misuse to sophisticated and targeted attempts by bad actors to gain unauthorized access to information systems. We and our third-party vendors have experienced, and expect to continue to be subject to, cybersecurity threats and incidents, including industry-wide vulnerabilities, such as Log4j, which was reported in December 2021. We cannot guarantee that these and other attacks will not have an impact in the future.

Despite the implementation of a variety of security controls and measures, as well as those of our third-party vendors, there is no assurance that such actions will be sufficient to prevent a cybersecurity incident due to attacks by hackers, employee error or malfeasance, computer viruses, malware and ransomware, telecommunication failures, systems failures, natural disasters, or other catastrophic events. We also face the challenge of supporting our older systems and implementing necessary upgrades. Further, as we transition to using more cloud-based solutions that are dependent on the internet or other networks to operate, we may become a greater target for cyber threats. As cyber threats continue to rapidly evolve and become increasingly more difficult to detect and defend against, our current security controls and measures may not be effective in preventing cybersecurity incidents and we may not have the capabilities to detect certain vulnerabilities. These risks may be further amplified by the increased reliance on remote access to IT systems as a result of use of SaaS software and cloud services as well as employees working remotely in response to the COVID-19 pandemic. Additionally, our merger, acquisition and divestiture activity may also require transitions to or from, and the integration of, various information management systems. Those systems that we acquire or that are used by acquired entities or businesses may also pose security risks of which we are unaware or unable to mitigate, particularly during the transition of these systems.

While we continue to assess and address the implications of existing and new domestic and foreign regulations relating to data privacy, the evolving regulatory landscape presents a number of legal and operational challenges, and our efforts to comply with these regulations may be unsuccessful. For example, regulations in the European Union and China have established a prohibition on the transfer of personally identifiable information from their respective countries to other countries whose laws do not protect personal data to an adequate level of privacy or security. While we have utilized certain permitted approaches for transferring personally identifiable information from these countries to the United States, these approaches may be reviewed and invalidated by courts or regulatory bodies and we may be required to ascertain an alternative legal basis for such transfers.

A failure to comply with the ever-changing regulatory landscape, or a breach of our operational or security systems or infrastructure, or those of our customers, suppliers and other business partners, could disrupt our business; result in the disclosure, misuse, corruption or loss of confidential information, including intellectual property, personally identifiable information and other critical data of ours and our employees, customers, suppliers and other business partners; result in competitive disadvantages to the extent the information is competitively sensitive; damage our reputation; affect our relationships with our employees, customers, suppliers and other business partners, including loss of confidence which could lead to loss of or reduction in orders; decrease the value of our investment in research, development and engineering; adversely affect our business operations, including disruption of manufacturing processes; cause losses; result in liability under contracts; result in litigation; result in investigations; require notifications to regulatory authorities and impacted individuals; result in significant penalties and/or fines from regulatory bodies, including privacy laws and export control laws; add to the complexity of our compliance obligations; and increase our cybersecurity protection and remediation costs.

The costs of compliance with, and other burdens imposed by, privacy, cybersecurity, data protection and data localization laws, regulations and policies, including restrictions on marketing activities, could have a material adverse effect on our business, financial condition and operating results. Further, customers and third-party providers increasingly demand rigorous contractual provisions regarding privacy, cybersecurity, data protection, confidentiality, and intellectual property, which may also increase our overall compliance burden.

Although we maintain insurance related to cybersecurity risks, all of these costs, expenses, liability and other matters may not be covered adequately by insurance and may result in an increase in our costs for insurance or insurance not being available to us on economically feasible terms, or at all. Insurers may also deny us coverage as to any future claim. Any of these results could harm our business, financial condition and reputation.

Our proprietary technology is important to the continued success of our business. Our failure to protect this proprietary technology may significantly impair our competitive position.

Our success and ability to compete depend in large part upon protecting our proprietary technology. We rely on a combination of patent, trademark and trade secret protection and other agreements, such as nondisclosure agreements and other contractual agreements with our employees and third parties, to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in countries outside the United States, where the laws may not protect our proprietary rights as fully as in the United States. For example, the patent prosecution and enforcement systems within China, where we have a significant customer base and manufacturing presence, both of which have considerably increased following the completion of the Atotech Acquisition, are less robust than these systems in certain other jurisdictions and as a result, we may be limited in our ability to enforce our intellectual property rights there. We may also be at a disadvantage in any enforcement proceeding in China as a foreign entity seeking protection against a Chinese company. Patent and trademark laws and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks, trade secrets and similar proprietary rights. In addition, patents issued to us may be challenged, invalidated or circumvented. The loss or expiration of any of our key patents could lead to a significant loss of sales of certain of our products and could materially affect our future operating results. We have in the past and may in the future be subject to or may initiate interference proceedings or validity challenges in the U.S. Patent and Trademark Office, or similar international agencies, which can demand significant financial and management resources. The process of seeking patent protection can be time consuming and expensive and patents may not be issued from currently pending or future applications. Moreover, our existing patents or any new patents that may be issued may not be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us. We may initiate claims, enforcement actions or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors, which claims could result in costly litigation, the diversion of our technical and management personnel and the assertion of counterclaims by defendants, including counterclaims asserting invalidity of our patents. We will take such actions where we believe that they are of sufficient strategic or economic importance to us to justify the cost.

Risks Related to Owning Our Common Stock

Our quarterly operating results have fluctuated, and are likely to continue to vary significantly, which may result in volatility in the market price of our common stock.

A substantial portion of our shipments occurs shortly after an order is received, and therefore we generally operate with a relatively low level of backlog. As a result, a decrease in demand for our products from one or more customers could occur with limited advance notice and could have a significant adverse effect on our operating results in any particular period. Further, we often recognize a significant portion of the revenue of certain of our business lines in the last month of each fiscal quarter, due in part to the tendency of some customers to wait until late in a quarter to commit to purchase our products as a result of capital expenditure approvals and budgeting constraints occurring at the end of a quarter, or the hope of obtaining more favorable pricing from a competitor. Thus, variations in timing of sales can cause significant fluctuations in our quarterly sales, gross margin and profitability. In addition, orders expected to ship in one period could shift to another period due to changes in the timing of our customers’ purchase decisions, requests for rescheduled delivery dates, material shortages, manufacturing capacity constraints or logistics delays. Our orders are generally subject to rescheduling without penalty or cancellation without penalty other than reimbursement in certain cases for certain labor and material costs. Our operating results for a particular period may be adversely affected if our customers, particularly our largest customers, cancel or reschedule orders, or if we cannot fill orders in time due to material shortages, capacity constraints or unexpected delays in manufacturing, testing, shipping, delivery or product acceptance. Also, we base our manufacturing plans on our forecasted product mix. If the actual product mix varies significantly from our forecast, we may not be able to fill some orders, which would result in delays in the shipment of our products and could shift sales to a subsequent period. Moreover, a significant percentage of our expenses are fixed and based in part on expectations of net revenues. Our inability to adjust spending quickly enough to compensate for any shortfall would magnify the adverse impact of a shortfall in net revenues on our operating results.

Customers of our high-value, more complex products often require substantial time to qualify our products and make purchase decisions. In addition, some of our sales to defense and security customers are under major defense programs that involve lengthy competitive bidding and qualification processes. These customers often perform, or require us to perform, extensive configuration, testing and evaluation of our products before committing to purchasing them, which can require a significant upfront investment in time and resources. The sales cycle for these products from initial contact through shipment varies significantly, is difficult to predict and can last more than a year. If we fail to anticipate the likelihood of, or the costs or timing associated with, sales of these products, or the cancellation or rescheduling of orders for these products, our business and operating results would be harmed.

Our worldwide sales to customers in the research and defense markets rely to a large extent on government funding for research and defense-related programs. Any decline in government funding as a result of reduced budgets in connection with fiscal austerity measures, revised budget priorities or other causes would likely result in reduced sales of our products that are purchased either directly or indirectly with government funding, which would have an adverse impact on our operating results. Concerns regarding the global availability of credit may also make it more difficult for our customers to raise capital, whether debt or equity, to finance their projects and purchases of capital equipment, which would adversely affect sales of our products and therefore harm our business and operating results.

Market seasonality also causes fluctuations in our operating results. Our Materials Solutions Division generally experiences its strongest revenue in the second half of the fiscal year, mostly driven by consumption trends during the holiday season, and its lowest revenue in the first quarter of the fiscal year, mostly driven by the slowdown in production in China as a result of the Chinese New Year. In addition, we typically experience our strongest revenue in the research market in the fourth quarter of our fiscal year as a result of government spending patterns, and our highest revenue in the electronics manufacturing market in the second half of our fiscal year as a result of consumer spending during the holiday season.

Other factors that could cause fluctuations in our financial results include:

•	A worldwide economic slowdown or disruption in the global financial markets;

•

Fluctuations in our customers’ capital spending, industry cyclicality (particularly in the semiconductor, electronics manufacturing and automotive industries), levels of government funding available to our customers (particularly in the life and health sciences, and research and defense markets) and other economic conditions within the markets we serve;

•	The timing of the receipt of orders within a given period;

•	Demand for our products and the products sold by our customers;

•	Disruption in sources of supply;

•	Production capacity constraints;

•	Regulatory and trade restrictions in the countries we manufacture and sell our products;

•	Specific features requested by customers;

•	Natural disasters or other events beyond our control (such as earthquakes, floods or storms, regional economic downturns, pandemics, social unrest, political instability, terrorism, or acts of war);

•	The timing of product shipments and revenue recognition within a given quarter;

•	Changes in our pricing practices or in the pricing practices of our competitors or suppliers, including as a result of inflationary pressures;

•	Our and our competitors’ timing in introducing new products;

•	Engineering and development investments relating to new product introductions, and significant changes to our manufacturing and outsourcing operations;

•	Market acceptance of any new or enhanced versions of our products;

•	The timing and level of inventory obsolescence, scrap and warranty expenses;

•	The availability, quality and cost of components and raw materials we use to manufacture our products;

•	Changes in our effective tax rates;

•	Changes in our capital structure, including cash, marketable securities and debt balances, and changes in interest rates;

•	Changes in bad debt expense based on the collectability of our accounts receivable;

•	The timing, type and size of acquisitions and divestitures, and related expenses and charges;

•	Fluctuations in currency exchange rates;

•	Our expense levels;

•	Impairment of goodwill and amortization of intangible assets; and

•	Fees, expenses and settlement costs or judgments against us relating to litigation or regulatory compliance.

As a result of these factors, among others, we may experience quarterly or annual fluctuations in our operating results, and our operating results for any period may fall below our expectations or the expectations of public market analysts or investors. In any such event, the price of our common stock could fluctuate or decline significantly. Consequently, we believe that quarter-to-quarter and year-to-year comparisons of our operating results, or any other similar period-to-period comparisons, may not be reliable indicators of our future performance.

The future exercise of registration rights may adversely affect the market price of our common stock.

In connection with the Atotech Acquisition, we entered into an agreement (the “Investor Rights Agreement”) with Carlyle Partners VI Cayman Holdings L.P., CEP IV Participations S.A.R.L Sicar and Gamma Holding Company Limited (collectively, the “Carlyle Shareholders”) to grant the Carlyle Shareholders certain registration rights with respect to the shares of our common stock they received upon consummation of the Atotech Acquisition (the “Company Shares”). As of the closing of the Atotech Acquisition, the Carlyle Shareholders beneficially own approximately 13% of our outstanding common stock. Pursuant to the Investor Rights Agreement, the Carlyle Shareholders will have registration rights for the Company Shares and we are obligated to file a resale “shelf” registration statement to register such Company Shares, use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within certain timeframes, and keep such registration statement effective thereafter.

In addition, and alternatively, shares of common stock that are owned by the Carlyle Shareholders will become eligible for sale in the public market to the extent permitted by the provisions of Rule 144 and Rule 701 under the Securities Act of 1933, as amended. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

Sales of a substantial number of shares of our common stock pursuant to the resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, the Carlyle Shareholders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

The market price of our common stock has fluctuated and may continue to fluctuate for reasons over which we have no control.

The stock market has from time to time experienced, and is likely to continue to experience, extreme price and volume fluctuations. Prices of securities of technology companies have been especially volatile and have often fluctuated for reasons that are unrelated to the operating performance of the companies. Historically, the market price of shares of our common stock has fluctuated greatly and could continue to fluctuate due to a variety of factors. In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we become the subject of securities class action litigation, it could result in substantial costs and a diversion of our management’s attention and resources.

We may not pay dividends on our common stock.

Holders of our common stock are only entitled to receive dividends when and if they are declared by our Board of Directors. Our credit facilities restrict our ability to pay dividends on our capital stock under certain circumstances. Although we have declared cash dividends on our common stock since 2011, and occasionally increased the dividends from prior quarters, we are not required to do so, and we may reduce or eliminate our cash dividend in the future. This could adversely affect the market price of our common stock.

Some provisions of our restated articles of organization, as amended, our amended and restated by-laws and Massachusetts law could discourage potential acquisition proposals and could delay or prevent a change in control.

Anti-takeover provisions could diminish opportunities for stockholders to participate in tender offers, including tender offers at a price above the then-current market price of our common stock. Such provisions may also inhibit increases in the market price of our common stock that could result from takeover attempts. For example, while we have no present plans to issue any preferred stock, our Board of Directors, without further stockholder approval, may issue preferred stock that could have the effect of delaying, deterring or preventing a change in control of us. The issuance of preferred stock could adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. In addition, our amended and restated by-laws provide for a classified Board of Directors consisting of three classes. Our classified board could also have the effect of delaying or deterring a change in control of our Company.